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                      SECOND CERTIFICATE OF AMENDMENT
                                    OF
                   RESTATED CERTIFICATE OF INCORPORATION
                                    OF
                        THERMOVIEW INDUSTRIES, INC.


                      Pursuant to Sections 228 and 242
                         of the General Corporation
                        Law of the State of Delaware


     ThermoView Industries, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

FIRST: That Article 4 of the Restated Certificate of Incorporation, as amended, of the Corporation be amended by inserting the following paragraph immediately after the first paragraph of Article 4:

                 "Each one (1) share of the Corporation's Common Stock, par value $.001 per share, issued and outstanding immediately prior to 6:00 p.m. on October 5, 1999 shall be converted and reclassified automatically effective as of October 5, 1999 at 6:00 p.m., Delaware time, into one-third (1/3) share of the Corporation's Common Stock, par value $.001 per share, so that each share of the Corporation's Common Stock issued and outstanding is hereby converted and reclassified. No fractional interests resulting from such conversion shall be issued but, in lieu thereof, the Corporation will round the number of shares of the Corporation's Common Stock issuable to each holder up to the nearest whole share of Common Stock."

SECOND: That the foregoing amendment was approved by the holders of the requisite number of shares of said Corporation in accordance with
           Section 228 of the General Corporation Law of the State of Delaware and has been duly adopted in accordance with the provisions of
           Section 242 of the General Corporation Law of the State of Delaware.


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     IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Stephen A. Hoffmann, Chairman of the Board and Chief Executive Officer, this 29th day of September, 1999.



                                   THERMOVIEW INDUSTRIES, INC.


                                   By:   /s/ Stephen A. Hoffmann
                                       ------------------------------
                                       Stephen A. Hoffmann
                                       Chairman of the Board and
                                       Chief Executive Officer